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                                                                   EXHIBIT 99.3



Exhibit 99.3 -- List of Persons Who Have Executed Indemnity Agreements with the Company

The Company and certain directors and officers of the Company listed below (each an "Indemnitee") have executed Indemnity Agreements in the form set forth in Exhibit 99.2. These agreements are substantially identical, and have been executed by the following individuals:

                                                                                           1/
Indemnitee                                                                Date of Execution
- ----------                                                                -----------------
Sharon Mates, Ph.D.
Arthur Y. Elliott, Ph.D. . . . . . . . . . . . . . . . . . . . . . . .    March 7, 1994
Daniel J. Abdun-Nabi
Edward Arcuri, Ph.D. . . . . . . . . . . . . . . . . . . . . . . . . .    January 3, 1995
Wayne Morges, Ph.D.  . . . . . . . . . . . . . . . . . . . . . . . . .    June 8, 1994
Joseph Y. Tai, Ph.D.
Stephen N. Keith, M.S., M.S.P.H. . . . . . . . . . . . . . . . . . . .    August 21, 1995
Lawrence J. Hineline
Neil W. Flanzraich
Francesco Bellini, Ph.D.
Phillip Frost, M.D.
Alain Cousineau
Jonathan Deitcher
Denis Dionne
Rondi R. Grey. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    March 21, 1995
Lyle Kasprick
Richard C. Pfenniger, Jr.
Lawrence Wilson







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     Unless indicated otherwise, all Indemnity Agreements were executed on
April 16, 1993.